                           ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of April 1, 1998, by and between RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation ("Purchaser"), and THE BALL MARKETING CO. L.L.C., a Georgia limited liability company ("Seller"), and WILLIAM TURRENTINE, WILLIAM CLARKE, and HUGH MACAULAY (the "Interestholders").

     This Agreement is entered into with reference to the following facts:

     A. Interestholders collectively own of record all of the issued and outstanding interests of Seller.

     B. Seller is engaged in the business of designing, developing, sourcing, and distributing golf balls through a network of independent distributors (the "Business").

     C. Seller is the owner of all, and not less than all, of the assets of the Business.

     D. Seller and Purchaser have negotiated for the sale by Seller and purchase by Purchaser of certain of the assets of Seller and the Business as a going concern pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:


1.   PURCHASE AND SALE OF ASSETS.
     ---------------------------

     1.1  Sale of Assets.  Subject to the provisions of this Agreement, Seller
          --------------
agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, at the Closing (as defined below), all right, title, and interest of Seller in and to the following, and only the following, assets, properties, and rights of Seller used in the Business (collectively "Assets"):

          (a) the current assets of Seller, including but not limited to, cash, accounts and notes receivable, and all accrued accounts receivable, customer orders, prepaid expenses, inventories of raw materials, work-in-process, finished goods, purchased parts, and any assets readily convertible into cash;

          (b) the office equipment, computer equipment, software, and other tangible personal properties and assets of Seller used in the Business specifically listed on Schedule 1.1 (the "Equipment"); and

          (c) the distributor network, sourcing contacts, customer lists, trade secrets, licenses, trademarks, copyrights, and trade names specifically listed on Schedule 1.1 (the "Intangible Assets").

     1.2  Purchase Price and Manner of Payment; Allocation.
          ------------------------------------------------

          (a) Purchase Price.  The total purchase price for the Assets shall be
              --------------
75,000 Restricted Shares of the Purchaser's Common Stock plus an additional 50,000 Restricted Shares of Common Stock and 50,000 Common Stock purchase options payable only upon the achievement of certain Gross Revenue volumes. The purchase price is payable as follows:

               (i) Purchaser shall issue to Seller 75,000 Restricted Shares of its Common Stock as the initial payment.

               (ii) In the event the Business generates $2,500,000 in Gross Revenues from the Closing Date to on or before September 30, 1999, and each Interestholder shall at such date be affiliated with the Business as an Active Distributor, except for the reason of the death or permanent disability of an Interestholder, Purchaser shall issue an additional 50,000 Restricted Shares of its Common Stock to Seller within 60 days of the $2,500,000 in Gross Revenues being achieved. If $2,500,000 in Gross Revenues have not been achieved on or before September 30, 1999, Seller shall not be entitled to receive any portion of the 50,000 Restricted Shares specified.

               (iii) In the event the Business generates $5,000,000 in Gross Revenues from the Closing Date to on or before September 30, 2000, and each Interestholder shall at such date be affiliated with the Business as an Active Distributor, except for the reason of the death or permanent disability of an Interestholder, Purchaser shall issue options to purchase 50,000 Restricted Shares of its Common Stock at $5.00 per share to Seller within 60 days of the $5,000,000 in Gross Revenues being achieved. The options shall have an expiration date of September 30, 2002. If $5,000,000 in Gross Revenues have not been achieved on or before September 30, 2000, Seller shall not be entitled to receive any portion of the 50,000 options specified.

          (b) "Gross Revenues" shall include only those revenues attributable to the downline of "CMT," consisting of the Interestholders, as determined by the Purchaser in accounting for revenues for the Business.

          (c) "Active Distributor" shall mean for each individual Interestholder, that such Interestholder remains in the Business distribution "down-line," and that such Interestholder's down-line has accounted for an average of $1,000 in gross sales per month for the preceding 12 month period.

          (d) The Purchase Price shall be allocated among the Assets as set forth on Schedule 1.2 attached hereto. Seller and Purchaser each agree that they will not take a position on any income tax return, before any governmental agency, or in any judicial proceeding that is in any way inconsistent with this
Section 1.2. Purchaser shall be responsible for all sales taxes, to the extent applicable.

          (e) "Restricted Shares" means shares of Common Stock which have not been registered under any federal or state securities laws and are subject to a one year holding period pursuant to Rule 144 of the Securities Act of 1993. Any Common Stock certificate issued pursuant to this Agreement shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

     THESE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS. THESE SHARES OR ANY INTEREST HEREIN MAY NOT, BE OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.

          (f) Seller may request that Purchaser issue any Restricted Shares or stock options granted pursuant to this Agreement in the name of Seller or any of the Interestholders.


2.   LIABILITIES.
     -----------

     2.1  Assumed Liabilities.  Purchaser shall assume only the following
          -------------------
specific liabilities and obligations of Seller, to the extent relating to the Business, and as such liabilities are constituted on the Closing Date:

          (a) all down payments and unearned revenues in respect of customer deposits which are reflected on Schedule 2.1;

          (b) commissions payable to the Seller's distributors for products sold during the month of the Closing Date up to a maximim of $5,000. No commission payable to distributors which accrued for sales during any period before the month prior to the Closing Date shall be assumed by Purchaser; and

     2.2  Liabilities Excluded.  Unless expressly assumed by the Purchaser
          --------------------
pursuant to this Agreement, the Purchaser shall neither assume nor be liable for, and the Seller shall retain, satisfy in full and defend and indemnify and hold the Purchaser harmless against, all debts, liabilities, obligations, claims, contingencies, causes of action, accounts or notes payable, accrued expenses or related obligations, or any federal, state or local income, property, sales, franchise, or other tax liabilities of the Seller, the Interestholders, or any other of their affiliates, including but not limited to any tax liabilities incurred as a result of this transaction. Excluded liabilities shall be deemed to include, without limitation, all liabilities other than those specifically stated in Section 2.1 as being assumed.


3.   CLOSING.
     -------

     3.1  Closing Date.  The Closing of the purchase and sale provided for in
          ------------
this Agreement (the "Closing") shall be held at the offices of Purchaser in Draper, Utah at 10:00 a.m. on April 7, 1998 (the "Closing Date"), or at such location, time, or date as the parties shall mutually agree upon. In the event the Closing Date is delayed notwithstanding the best efforts of the parties as a result of any circumstance beyond the reasonable control of the parties or as a result of legitimate business reasons, the Closing Date shall be reasonably extended, but in no event beyond April 30, 1998.

     3.2  Conditions to Obligations of Purchaser and Seller.  Neither Purchaser
          -------------------------------------------------
nor Seller shall have any obligations, duties, or responsibilities hereunder unless and until each of the following precedent conditions has been performed on or before the Closing Date:

          (a) all covenants of Purchaser to be performed on or before the Closing Date shall have been so fulfilled and all instruments and documents required to be delivered by Purchaser to Seller on or before the Closing Date shall have been so delivered;

          (b) all warranties and representations of Purchaser as set forth in this Agreement are true and correct and remain true and correct as of the Closing Date;

          (c) all covenants of Seller to be performed on or before the Closing Date shall have been so fulfilled and all instruments and documents required to be delivered by Seller to Purchaser on or before the Closing Date shall have been so delivered;

          (d) all warranties and representations of Seller as set forth in this Agreement are true and correct and remain true and correct as of the Closing Date; and

          (e) no material adverse change in the Business has occurred to the best knowledge of the management of Seller.


4.   REPRESENTATIONS AND WARRANTIES OF SELLER AND INTERESTHOLDERS.  Seller and
     ------------------------------------------------------------
Interestholders hereby represent and warrant as follows:

     4.1  Organization.  Seller is a limited liability company duly organized,
          ------------
validly existing, and in good standing under the laws of the State of Georgia with full power and authority to sell the Assets.

     4.2  Authority.  Seller has full power and authority to enter into this
          ---------
Agreement and the documents and other agreements contemplated hereby and to carry out the transactions contemplated. All necessary corporate action has been taken by Seller to authorize the execution, delivery, and performance of this Agreement, and each of the documents and other agreements contemplated hereby to be executed by Seller.

     4.3  Title to Assets.  Seller has good and marketable title, legal and
          ---------------
equitable, to the Assets. As of the Closing, none of the Assets shall be subject to any mortgage, pledge, lien, litigation, conditional sales agreement, security interest, encumbrance, tax liability, or other charge.

     4.4  Consents. The Interestholders have approved the sale of Assets, and no
          --------
consents of third parties are required for the sale, conveyance, assignment, and transfer from Seller to Purchaser of all Seller's right, title, and interest in and to any of the Assets.

     4.5  General Conditions.  Seller and Interestholders agree to file the
          ------------------
appropriate documents under the laws of the State of Georgia stating that the Seller has transferred substantially all of its assets to Purchaser including, without limitation, bulk transfer filings. Seller will maintain its corporate existence to accommodate the receipt of accounts receivable, additional issuance of stock, options, or both, and for other corporate purposes. Seller agrees to change its corporate name at the request of Purchaser.

     4.6  Indemnity.  Seller and Interestholders agree to defend and indemnify
          ---------
and hold harmless Purchaser and its respective directors, officers, employees, affiliates, agents, and assigns from and against any and all direct losses of Purchaser based upon or arising from:

          (a) any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants, or agreements made by Seller or Interestholders pursuant to this Agreement;

          (b) any other matter as to which Seller or Interestholders in other provisions of this Agreement has agreed to indemnify Purchaser;

          (c) any liability or obligation of Seller or Interestholders not expressly assumed by Purchaser pursuant to this Agreement hereof; or

          (d) any third party or governmental claims against Seller or Interestholders or regarding the conduct of Seller or Interestholders as a result of the conduct of

Seller or Interestholders occurring at any time before the Closing Date that has been or may be asserted.

5.   ADDITIONAL AGREEMENTS.
     ---------------------

     5.1  Negative Covenants.  Between the date hereof and the Closing Date,
          ------------------
Seller will not, without the prior written consent of Purchaser:

          (a) sell, assign, lease, or otherwise transfer or dispose of any of the Assets;

          (b) take any action which would cause any of the representations and warranties set forth in Section 3 to be untrue in any material respect at the Closing Date; or

          (c) subject any of the Assets to any lien, charge, or encumbrance.

     5.2  Access to Operations.  Between the date hereof and the Closing Date,
          --------------------
Seller will permit Purchaser and its authorized representatives to inspect the Assets during normal business hours as Purchaser may reasonably request.

     5.3  Continuing Obligations to the Business.  Seller and Interestholders
          --------------------------------------
agree to assist in the transfer of assets and the transition of the Business as follows:

          (a) Seller shall continue to maintain an office, for a period not to exceed 120 days from the Closing Date, for fulfillment purposes and perform fulfillment obligations of Seller and the Business until the Business has been transitioned, fulfillment functions moved, and assets transferred to Purchaser's office in Utah; and

          (b) Seller shall provide any assistance required with the transition of the business, movement of the fulfillment functions, and transfer of assets to Purchaser's office in Utah, including without limitation, providing technical support for the Fax on Demand and the computer and software systems.

     5.3  Confidentiality of Information.  Seller agrees to regard and preserve
          ------------------------------
as confidential all information relating or pertaining to the Business, all projects, products, customers, trade secrets, confidential information (including business and financial information), or unpublished know-how, and to all activities of Seller relating to the Business, and not to publish or disclose any part of such information to others or use the same for its own purposes or the purposes of others. Any information of Seller relating to the Business which is not readily available to the public shall be considered by Seller to be confidential information and therefore within the scope of this Agreement, unless Purchaser advises Seller otherwise in writing.

     5.4  Non-Competition. Interestholders agree that upon execution of this
          ---------------
Agreement, Purchaser shall be entitled to the goodwill and going concern value of the Business and that Interestholders will do all that is necessary to protect and preserve this intangible value to the maximum extent permitted by law. Interestholders also acknowledges that their management contributions to the Business have been uniquely valuable and involve proprietary information that would be competitively unfair to make available to any competitor of the Business, and as an inducement to Purchaser to enter into this Agreement, Interestholders agrees that for so long as each of them remain Active Distributors with the Business, and for two years after their termination as Active Distributors, each will not, directly or indirectly, for its own benefit or as an agent for another, carry on or participate in the ownership, management, or control of, or the financing of, or be employed by, or consult for or otherwise render services to, or allow their name or reputation to be used in or by any other present or future business enterprises that competes with the Purchaser in activities similar to the Business. Particularly, but without limitation, Interestholders agree to refrain from the following acts:

          (a) initiating contact with any employee, consultant, distributor, or other independent contractor of Purchaser for the purpose of hiring away such employee, consultant, or other independent contractor; and

          (b) soliciting customers of Purchaser.

          Notwithstanding this non-compete provision, which the parties intend to be binding upon the Seller and each of the Interestholders, Seller and Interestholders agree that they will execute the Non-Competition and Non-Disclosure Agreement in conjunction herewith.


6.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby represents
      -------------------------------------------
and warrants as follows:

     6.1  Organization.  Purchaser is a corporation duly organized, validly
          ------------
existing, and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business in a manner approved by the Board of Directors.

     6.2  Authority.  Purchaser has full power and authority to enter into this
          ---------
Agreement and the documents and other agreements contemplated hereby and assume the rights and obligations of Purchaser, and to carry out the transaction contemplated hereby. All necessary action has been taken by Purchaser to authorize the execution, delivery, and performance of this Agreement and the documents and other agreements contemplated hereby to be executed by the Purchaser, and each of the same shall be the valid and binding obligation of the Purchaser.

     6.3  Absence of Litigation.  There are no claims, actions, proceedings, or
          ---------------------
investigations pending which seek to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

     6.4  Stock Option Plan.  Purchaser shall initiate a stock option plan to
          -----------------
have in place by the end of 1998 to allow for bonus grants to be made to independent distributors at the sole discretion of the Purchaser's Board of Directors.


7.   CONDITIONS.
     ----------

     7.1  Conditions Precedent to Obligations of Purchaser.  The obligations of
          ------------------------------------------------
Purchaser to consummate this Agreement are subject to the fulfillment (or the written waiver thereof by Purchaser), prior to or at the Closing, of each of the following conditions precedent:

          (a) each of the representations and warranties of the Seller contained in Section 4 shall be true and correct in all respects, and Seller shall, on or before the Closing Date, have performed all of its covenants and obligations hereunder which by the terms hereof are to be performed on or before the Closing Date; and

          (b) all actions, proceedings, instruments, and documents required to carry out this Agreement and documents and other agreements contemplated hereby or any undertaking incidental thereto, and all other related legal matters shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

     7.2  Conditions Precedent to Obligations to Seller.  The Seller's
          ---------------------------------------------
obligation to consummate this Agreement is subject to the fulfillment prior to or at the Closing of each of the following conditions precedent:

          (a) each of the representations and warranties of Purchaser contained in Section 6 shall be true and correct as though made on and as of the Closing Date; Purchaser shall, on or before the Closing Date, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing Date; and

          (b) all actions, proceedings, instruments, and documents required to carry out this Agreement and the documents and other agreements contemplated hereby or any undertaking incidental thereto and all other related legal matters shall be reasonably satisfactory in substance to Seller and its counsel.


8.   CLOSING PROCEDURE.
     -----------------

     8.1  Items to be Delivered by Seller at Closing.  At the Closing, Seller
          ------------------------------------------
shall deliver to Purchaser the following:

          (a) an executed instrument of transfer in the form of Exhibit "A" hereto transferring to Purchaser all of Seller's right, title, and interest in and to the Assets (the "General Assignment and Bill of Sale"); and

          (b) executed releases, consents, or approvals from the Board.

     8.2  Items to be Delivered by Purchaser at Closing.  At the Closing,
          ---------------------------------------------
Purchaser shall deliver to Seller the following:

          (a) the initial 75,000 Restricted Shares of Purchaser's Common Stock; and

          (b) executed releases, consents, or approvals from the Board.

     8.3  Actions Upon Closing.  Upon the Closing, Seller shall take all steps
          --------------------
as may be required to put Purchaser in actual possession and control of the Assets at Seller's facility in Georgia. Purchaser shall pay all moving costs, including costs of crating and loading of the Assets.

     8.4  Further Assurances.  Seller from time to time after the Closing, at
          ------------------
Purchaser's request, will execute, acknowledge, and deliver to Purchaser such other instruments and documents and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets. Each of the parties hereto will cooperate with the other and execute and deliver to the other such other instruments and documents and take such further actions as may be reasonably requested from time to time by the other party to carry out, evidence, and confirm the intended purposes of this Agreement.

9.   TERMINATION OF AGREEMENT.
     ------------------------

     9.1  Termination.  At any time prior to the Closing, this Agreement may be
          -----------
terminated:

          (a) by the mutual consent of Seller and Purchaser;

          (b) by Purchaser if there has been a material misrepresentation, breach of warranty, or breach of covenant by Seller in its representations, warranties, and covenants set forth herein;

          (c) by Seller if there has been a material misrepresentation, breach of warranty, or breach of covenant by Purchaser in its representation, warranties, and covenants set forth herein;

          (d) by Purchaser if any one or more of the conditions stated in Sections 7.1 or 8.1 hereof has not been satisfied at or prior to the Closing;

          (e) by Seller if any one or more of the conditions stated in Sections
7.2 or 8.2 hereof have not been satisfied at or prior to the Closing; or

          (f) by either party if the Closing has not occurred by April 30, 1998, provided however, that such party is not in breach hereof.

     9.2  Special Remedies and Enforcement.  Purchaser and Seller recognize and
          --------------------------------
agree that a breach by any party of any of the covenants set forth in this Agreement could cause irreparable harm to each of the others that remedies at law in the event of such breach would be inadequate, and that, accordingly, in the event of such breach a restraining order or injunction or both may be issued against the offending party, in addition to any other rights and remedies which are available to each of the parties. If any non-compete provision is more restrictive than permitted by the laws of any jurisdiction in which enforcement is sought hereof, such subparagraphs shall be limited to the extent required to permit enforcement under such laws. In particular, the parties intend that the covenants contained in the preceding portions of such subparagraphs shall be construed as a series of separate covenants. Except for geographic coverage, each such separate covenant shall be deemed identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in such subparagraphs, then such unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.


10.  MISCELLANEOUS.
     -------------

     10.1 Brokers, Commissions.  Seller and Purchaser each represent that in
          --------------------
connection with the sale and transfer contemplated by this Agreement, neither has retained the services of a broker. Seller and Purchaser shall each hold the other harmless, against any and all claims for brokerage commissions, finders fees, or the like, arising from their respective actions.

     10.2 Fees and Expenses.  Each of the parties will bear its own expenses in
          -----------------
connection with the negotiation and the consummation of the transactions contemplated by this Agreement. Each party shall be solely responsible for its respective legal, accounting, and other out-of-pocket expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

     10.3  Governing Law.  This Agreement shall be construed under and governed
           -------------
by the laws of the State of Utah without regard to any choice of law provisions.

     10.4  Assignment.  The benefits and obligations of any party to this
           ----------
Agreement may not be assigned, except upon the written consent of the other party. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective successors and assigns.

     10.5  Confidentiality.  Purchaser agrees that unless and until the Closing
           --------------
has been consummated, Purchaser will hold in strict confidence, and not use to the detriment of Seller, all data and information obtained in connection with this transaction or Agreement with respect to the business activities of Seller, and that Purchaser will not disclose any of such information to any other party whatsoever without written consent of Seller.

     10.6  Entire Agreement.  This Agreement and the documents and other
           ----------------
agreements referenced herein contain the entire Agreement between the parties with respect to the subject matter hereof; all representations, promises, and prior or contemporaneous understandings between the parties with respect to the subject matter hereof, are merged into and expressed in this Agreement and such documents and other agreements; and any and all prior agreements between the parties with respect to the subject matter hereof are hereby canceled.

     10.7  Amendment.  This Agreement may be amended, modified, or supplemented
           ---------
only by an instrument in writing signed by the parties to this Agreement.

     10.8  Publicity and Disclosure.  No press releases or any public
           ------------------------
disclosure, or disclosures to any employees of Seller or Purchaser, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and consent of Seller. Seller shall provide any public announcement of the execution of this Agreement or the sale and purchase of the Assets as herein described to Purchaser for review prior to release.

     10.9  Survival of Warranties.  All warranties, representations, covenants,
           ----------------------
and agreements made herein by either party hereto or incorporated herein by reference shall be deemed to survive the Closing Date.

     10.10 Notices.  All notices, requests, demands, and other communications
           -------
hereunder shall be deemed to have been duly given on the date received if personally delivered, telecopied, or mailed by commercial express mail service:

           TO SELLER:              THE BALL MARKETING COMPANY LLC
                                   2250 Newmarket Parkway, Suite 130
                                   Marrietta, Georgia  30067
                                   Attn:  William Turrentine

           TO INTERESTHOLDERS:     William Turrentine
                                   7235 Wynhill Drive
                                   Atlanta, Georgia  30328

                                   Hugh Macaulay
                                   1331 Valley Reserve Drive
                                   Kennesaw, Georgia  30152

                                   William Clarke
                                   2250 New Market Parkway, Suite 130
                                   Marietta, Georgia  30067

          TO PURCHASER:            RENAISSANCE GOLF PRODUCTS, INC.
                                   12187 South Business Park Drive, Suite 100
                                   Draper, Utah  84020
                                   Attn: John Hewlett

or to such other address or telecopier number which either party may notify the other party as provided above.

     10.11  Headings.  The headings of the Sections of this Agreement are for
            --------
the convenience of reference only, and do not form a part hereof, and in no way modify, interpret, or construe the meanings of the parties.

     10.12  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original and all of which shall constitute one Agreement.

     10.13  Waiver; Severability.  The failure of any of the parties to this
            --------------------
Agreement to require the performance of term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. In case any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein.

     10.14  Sales, Transfer and Documentary Taxes, Etc.  Seller shall pay all
            -------------------------------------------
state and local taxes, documentary and other transfer taxes, if any, due as a result of the purchase, sale, or transfer of the Assets.

     10.15  Dispute Resolution.  Any controversy, claim or dispute among the
            ------------------
parties hereto arising out of or related to this Agreement or the breach hereto, which cannot be settled amicably by the parties, shall be submitted for mediation in Salt Lake City, Utah. In the event mediation is unsuccessful, the paries consent to the exclusive jurisdiction of an appropriate court within Salt Lake County, State of Utah, to hear and decide any controversy, claim, or dispute hereunder. The prevailing party in any legal action shall be entitled to recover its reasonable attorneys' fees and costs, as determined by the trial court.

     10.16  Company Authority.  The Interestholder signing on behalf of the LLC
            -----------------
represents and warrants that he has the requisite company authority from the LLC's management committee to execute this Agreement on behalf of the LLC, and that such signature is intended to be and is binding upon the LLC.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PURCHASER:                              SELLER:

RENAISSANCE GOLF PRODUCTS, INC.         THE BALL MARKETING CO. L.L.C.
a Delaware corporation                  a Georgia limited liability company



By: /s/ John B. Hewlett             By:  /s/ William Turrentine
____________________________        _________________________________
   John B. Hewlett,                      William Turrentine,
   Chief Executive Officer               Manager


INTERESTHOLDERS:


/s/ William Turrentine
_______________________________
WILLIAM TURRENTINE


/s/ William Clarke
_______________________________
WILLIAM CLARKE


/s/ Hugh Macaulay
_______________________________
HUGH MACAULAY

                        TABLE OF SCHEDULES AND EXHIBITS


SCHEDULES:

     1.1  List of Assets:  Equipment and Intangible Assets

     1.2  Purchase Price Allocation to Assets

     2.1  Unearned Revenues and Customer Deposits


EXHIBITS:

     Exhibit "A:"  General Assignment and Bill of Sale

                             SCHEDULE 1.1: ASSETS


EQUIPMENT: Software
           Computers
           Ball inventory


INTANGIBLE ASSETS: Customer Base
                   Cayman Golf Relationship

               SCHEDULE 1.2: PURCHASE PRICE ALLOCATION TO ASSETS

             Allocation to be determined upon transfer of assets.

             SCHEDULE 2.1: UNEARNED REVENUES AND CUSTOMER DEPOSITS

                                     None

                                  EXHIBIT "A"


                      GENERAL ASSIGNMENT AND BILL OF SALE


     THIS GENERAL ASSIGNMENT AND BILL OF SALE is made as of April 1, 1998, by and between RENAISSANCE GOLF PRODUCTS, INC., a Delaware corporation ("Purchaser"), and THE BALL MARKETING CO. L.L.C., a Georgia limited liability company ("Seller").

     THIS GENERAL ASSIGNMENT AND BILL OF SALE is made with reference to the following facts:

     A. Seller and Purchaser have entered into an Asset Purchase Agreement (the "Purchase Agreement") dated as of April 1, 1998, pursuant to which Seller has agreed to transfer to Purchaser this day, and Purchaser has agreed to acquire from Seller this date, certain of the assets and business of Seller specified therein.

     B. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Seller, Seller desires to execute and deliver this General Assignment and Bill of Sale for the purpose of affecting such transfer and sale pursuant to the terms and conditions of the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Seller and Purchaser agree as follows:

     1.  Transfer of Subject Assets.  Seller does hereby assign, transfer,
         --------------------------
convey, and deliver to Purchaser, its successors and assigns, all rights, interests, and titles of Seller in and to the Assets (as such term is defined in the Purchase Agreement).

         Seller represents and warrants to Purchaser that it is the lawful owner of the Assets transferred hereby, that the Assets are free and clear of all liens, restrictions, and other encumbrances (except as may otherwise be disclosed in the Purchase Agreement), and that it has good rights to transfer the same.

     2.  No Rights and Third Parties.  Nothing expressed or implied in this
         ---------------------------
General Assignment and Bill of Sale is intended to confer upon any person, other than Seller and Purchaser and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Bill of Sale.

     3.  Successors and Assigns.  This General Assignment and Bill of Sale is
         ----------------------
executed pursuant to the Purchase Agreement and shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors and assigns. All rights, liabilities, and obligations of Seller and Purchaser under the Purchase Agreement shall survive the executive and delivery thereof in accordance with the terms of the Purchase Agreement, and are not integrated hereby.

         IN WITNESS WHEREOF, each of Seller and Purchaser has caused this General Assignment and Bill of Sale to be executed by its duly authorized representative on the date first above written.

PURCHASER:                         SELLER:

RENAISSANCE GOLF PRODUCTS, INC.    THE BALL MARKETING CO. L.L.C.
a Delaware corporation             a Georgia limited liability company



By: /s/ John B. Hewlett            By: /s/ William Turrentine
    ---------------------------        ---------------------------------
    John B. Hewlett,                   William Turrentine,
    Chief Executive Officer            Manager

                                       2